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                               DEALER'S AGREEMENT


         We invite you, as a selected dealer, to participate as principal in the distribution of the shares of all of the classes (now existing or hereafter added) of all of the Funds in the Delaware Group of Investment Companies which retain us, Delaware Distributors, L.P., to act as exclusive national distributor. The term "Fund" as used in this Agreement, refers to each Fund in the Delaware Group which retains us to promote and sell its shares, and any Fund which may hereafter be added to the Delaware Group and retain us as national distributor. Such additional Funds will be included in this Agreement upon our providing you with written notice of such inclusion.


OFFERING PRICE TO PUBLIC: Orders for shares received from you and accepted by a

Fund or its agent, Delaware Service Company, Inc., will be at the public offering price applicable to each order as set forth in that Fund's Prospectus.

The manner of computing the net asset value of shares, the public offering price and the effective time of orders received from you are described in the

Prospectus for each Fund. We reserve the right, at any time and without notice,

to suspend the sale of Fund shares.


CONCESSIONS TO YOU: You will be entitled to deduct the applicable concession as set forth in the then current Prospectus of a Fund from the purchase price of certain purchase orders placed by you for shares of a Fund having a sales charge. We reserve the right from time to time, without prior notice, to modify,

suspend or eliminate such concessions by amendment, sticker or supplement to the

Prospectus for the Fund. If any shares confirmed to you under the terms of this

Agreement are redeemed or repurchased by the Fund or by us as agent for the

Fund, or are tendered for redemption or repurchase, within seven business days after the date of our confirmation of the original purchase order, you shall promptly refund to us the concession allowed to you on such shares.


PURCHASE PLANS: The purchase price on all orders placed by you and any concessions or other fees otherwise due to you under this Agreement will be subject to the then current terms and provisions of any applicable special plans and accounts (e.g., volume purchases, letters of intent, rights of accumulation,

combined purchases privilege, exchange and reinvestment privileges and

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retirement plan accounts) as set forth from time to time in the Prospectus. We must be notified when an order is placed if it qualifies for a reduced sales charge under any of these plans. We reserve the right, at any time, without prior notice, to modify, suspend or eliminate any such plans or accounts by amendment, sticker or supplement to the Prospectus for the Fund.


SALES, ORDERS AND CONFIRMATIONS: In offering Fund shares to the public or otherwise, you shall act as dealer for your own account, and in no transaction shall you have any authority to act as agent for the Fund, for any other selected dealer or for us. No person is authorized to make any representations concerning the shares to the Fund except those contained in the Prospectus and in written information issued by the Fund or by us as a supplement to such

Prospectus. In purchasing Fund shares, you shall rely only on such representations.


         All sales must be made subject to confirmation and orders are subject to acceptance or rejection by the Fund in its sole discretion. Your orders must be wired, telephoned or written to the Fund or its agent. You agree to place orders for the same number of shares sold by you at the price at which such shares are sold. You agree that you will not purchase Fund shares except for investment or for the purpose of covering purchase orders already received and that you will not, as principal, sell Fund shares unless purchased by you from the Fund under the terms hereof. You also agree that you will not withhold placing with us orders received from your customers so as to profit yourself from such withholding. Each of your orders shall be confirmed by you in writing on the same day.


PAYMENT AND ISSUANCE OF CERTIFICATES: The shares purchased by you hereunder shall be paid for in full at the public offering price, less any concession to you as set forth above, by check payable to the Fund, at its office, within three business days after our acceptance of your order. If not so paid, we reserve the right to cancel the sale and to hold you responsible for any loss sustained by us or the Fund (including lost profit) in consequence. Certificates representing the Fund's shares will not be issued unless (i) the Fund's

Prospectus indicates that certificates may be issued for the class of shares being purchased, and (ii) a specific request is received from the purchaser.

Certificates, if requested, will be issued in the names indicated by registration instructions accompanying your payment.




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REDEMPTION: The Prospectus describes the provisions whereby the Fund, under all ordinary circumstances, will redeem shares held by shareholders on demand. You agree that you will not make any representations to shareholders relating to the redemption of their shares other than the statements contained in the Prospectus and the underlying organizational documents of the Fund, to which it refers, and that you will quote as the redemption price only the price determined by the

Fund. You shall not repurchase any shares from your customers at a price below that next quoted by the Fund for redemption. You may charge a reasonable fee for services in connection with the repurchase by you from your customers of shares.

You may hold such repurchased shares only for investment purposes or submit such shares to the Fund for redemption.


12b-1 PLAN: With respect to any Fund that offers shares of classes for which

Distribution Plans have been adopted under Rule 12b-1 (individually a "12b-1

Plan") of the Investment Company Act of 1940 (the "1940 Act"), we expect you to provide distribution and marketing services in the promotion of the Fund's shares. In connection with the receipt of distribution fees and/or the receipt of service fees as set forth under the 12b-1 Plan(s) applicable to the class or classes of Fund shares purchased by your customers, we expect you to provide administrative and other services to your customers who own Fund shares,

including, but not limited to, furnishing personal and other services and assistance, answering routine inquiries regarding a Fund, assisting in changing dividend options, account designations and addresses, maintaining such accounts,

or such other services as the Fund may require, to the extent permitted by applicable statutes, rules, or regulations. For such services we will pay you a fee, as established by us from time to time, based on a portion of the net asset value of the accounts of your clients in the Fund. We are permitted to make this payment under the terms of the 12b-1 Plans adopted by certain of the Funds, as such Plans may be in effect from time to time. The 12b-1 Plans in effect on the date of this Agreement are described in the Funds' Prospectuses. Each Fund reserves the right to terminate or suspend its 12b-1 Plan at any time as specified in the Plan and we reserve the right, at any time, without notice, to modify, suspend or terminate payments hereunder in connection with such 12b-1

Plan. You will furnish the Fund and us with such information as may be


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reasonably requested by the Fund or its directors or trustees or by us with respect to such fees paid to you pursuant to this Agreement.


LEGAL COMPLIANCE: This Agreement and any transaction with, or payment to, you pursuant to the terms hereof is conditioned on your representation to us that,

as of the date of this Agreement you are, and at all times during its effectiveness you will be: (a) a registered broker/dealer under the Securities

Exchange Act of 1934 and qualified under applicable state securities laws in each jurisdiction in which you are required to be qualified to act as a broker/dealer in securities, and a member in good standing of the National

Association of Securities Dealers, Inc. (the "NASD"); or (b) a foreign broker/dealer not eligible for membership in the NASD and otherwise in compliance with applicable U.S. federal and state securities laws. You agree to notify us promptly in writing and immediately suspend sales of Fund shares if this representation ceases to be true. You also agree that, whether you are a member of the NASD or a foreign broker/dealer not eligible for such membership,

you will comply with the rules of the NASD including, in particular, Sections 2 and 26 of Article III thereof, and that you will maintain adequate records with respect to your transactions with the Funds.


BLUE SKY MATTERS: We shall have no obligation or responsibility with respect to your right to sell Fund shares in any state or jurisdiction. From time to time we may furnish you with information identifying the states and jurisdictions under the securities laws of which it is believed a Fund's shares may be sold.

You will not transact orders for Fund shares in states or jurisdictions in which we indicate Fund shares may not be sold. You agree to offer and sell Fund shares outside the United States only in compliance with all applicable laws, rules and regulations of any foreign government having jurisdiction over such transactions in addition to any applicable laws, rules and regulations of the United States.


LITERATURE: We will furnish you with copies of each Fund's Prospectus, sales literature and other information made publicity available by the Fund, in reasonable quantities upon your request. You agree to deliver a copy of the current Prospectus in accordance with the provisions of the Securities Act of

1933 to each purchaser of Fund shares for whom you act as broker. We shall file

Fund sales literature and promotional material with the NASD and SEC as required.
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You may not publish or use any sales literature or promotional materials with respect to the Funds without our prior review and written approval.


NOTICES AND COMMUNICATIONS: All communications from you should be addressed to us at One Commerce Square, 2005 Market Street, Philadelphia, PA 19103. Any

notice from us to you shall be deemed to have been duly given if mailed or telegraphed to you at the address set forth below. Each of us may change the address to which notices shall be sent by notice to the other in accordance with the terms hereof.


TERMINATION: This Agreement may be terminated by either party at any time by written notice to that effect and will terminate without notice upon the appointment of a trustee for you under the Securities Investor Protection Act,

or any other act of insolvency by you. Notwithstanding the termination of this

Agreement, you shall remain liable for any amounts otherwise owing to us or the

Funds and for your portion of any transfer tax or other liability which may be asserted or assessed against the Fund, or us, or upon any one or more of the selected dealers based upon the claim that the selected dealers or any of them constitute a partnership, an unincorporated business or other separate entity.


AMENDMENT: This Agreement may be amended or revised at any time by us upon notice to you and, unless you notify us in writing to the contrary, you will be deemed to have accepted such modifications.


GENERAL: Your acceptance hereof will constitute an obligation on your part to observe all the terms and conditions hereof. In the event you breach any of the terms and conditions of this Agreement, you will indemnify us, the Funds, and our affiliates for any damages, losses, costs and expenses (including reasonable attorneys' fees) arising out of or relating to such breach and we may offset any such damages, losses, costs and expenses against any amounts due to you hereunder. Nothing contained herein shall constitute you, us and any dealers an association or partnership. All references in this Agreement to the "Prospectus"

refer to the then current version of the Prospectus and include the Statement of

Additional Information incorporated by reference therein and any stickers or supplements thereto. This Agreement supercedes and replaces any prior agreement



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between us and you with respect to your purchase and sale of Fund shares and is to be construed in accordance with the laws of the State of Delaware.


         Please confirm this Agreement by executing one copy of this Agreement below and returning it to us. Keep the enclosed duplicate copy for your records.


                                    DELAWARE DISTRIBUTORS, L.P.


                                    By:  Delaware Distributors, Inc.,
                                         General Partner




                                    By:/s/Keith E. Mitchell
                                       ----------------------
                                    Name:  Keith E. Mitchell
                                    Title:  President/Chief Executive Officer




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                          DEALER'S AGREEMENT ACCEPTANCE



DELAWARE DISTRIBUTORS, L.P.


         The undersigned hereby confirms the Dealer's Agreement and acknowledges that any purchase of Fund shares made during the effectiveness of this Agreement is subject to all the applicable terms and conditions set forth in this

Agreement, and agrees to pay for the shares at the price and upon the terms and conditions stated in the Agreement. The undersigned hereby acknowledges receipt of Prospectuses relating to the Fund shares and confirms that, in executing the

Dealer's Agreement, it has relied on such Prospectuses and not on any other statement whatsoever, written or oral.



              INVESTMENT DEALER PLEASE SIGN HERE AND COMPLETE BELOW



By:                                  DATE
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Name:
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Title:
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